EXHIBIT 23.3

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the inclusion in or incorporation by reference into (1) the Registration Statement on Form S-3 (including any amendments or supplements thereto, related appendices, and financial statements) of Amplify Energy Corp. (collectively, the “Registration Statements”) and (2) the 2018 annual report on Form 10-K (the “Annual Report”) of Amplify Energy Corp. of our report, dated February 14, 2019 with respect to our audit of estimates of proved reserves and future net revenues to the interests of Amplify Energy Corp. and its subsidiaries, as of December 31, 2018. We also hereby consent to all references to our firm or such report included in or incorporated by reference into such Registration Statements and Annual Report.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

September 9, 2019

SUITE 800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258